United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2004

C-COR.net Corp. Supplemental Executive Retirement Plan

(Exact name of registrant as specified in its charter)

Not Applicable	0-10726	24-0811591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

C-COR.net Corp.

60 Decibel Road

State College, Pennsylvania 16801-7530

(Address of principal executive offices) (Zip Code)

(814) 238-2461

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant.

On April 14, 2004, the C-COR.net Corp. Supplemental Executive Retirement Plan (the “Plan”) dismissed KPMG LLP as its independent accountants. Parente Randolph, PC succeeded KPMG LLP as the Plan’s independent accountants effective as of April 21, 2004. The dismissal of KPMG LLP and hiring of Parente Randolph, PC were recommended and approved by C-COR.net Corp.’s Audit Committee.

KPMG LLP’s audit reports on the Plan’s financial statements as of and for the years ended December 31, 2001 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2002 and through April 14, 2004, there were no disagreements with KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its opinions on the Plan’s financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Plan has provided KPMG LLP with a copy of the foregoing disclosures and has requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not KPMG LLP agrees with the above statements. Attached as Exhibit 16.1 is a copy of such letter dated June 18, 2004.

During the years ended December 31, 2001 and 2002 and through April 21, 2004, the Plan did not consult Parente Randolph, PC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(c)	The following exhibit is being filed herewith:

16.1	Letter dated June 18, 2004 from KPMG LLP to the Securities and Exchange Commission

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

June 21, 2004	C-COR.net Corp. Supplemental Executive Retirement Plan

	By:	/s/ Joseph E. Zavacky
	Name:	Joseph E. Zavacky
	Title:	Controller and Assistant Secretary C-COR.net Corp.

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EXHIBIT INDEX

Number	Exhibit
16.1	Letter dated June 18, 2004 from KPMG LLP to the Securities and Exchange Commission

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